________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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________________________________________________________________________________________________________________________________
FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-1908763
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of Exchange on which each class is to be registered
7.00% Series C Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-224469 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series C Preferred Stock” in the Registrant’s Prospectus Supplement dated January 23, 2020, as filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on January 23, 2020, pursuant to Rule 424(b) under the Securities Act of 1933 and under the headings “Description of Capital Stock - Shares of Preferred Stock” and “-Restrictions on Ownership and Transfer” in the accompanying prospectus that constitutes a part of the Registrant's Shelf Registration Statement on Form S-3 (File No. 333-224469), filed with the Commission on April 26, 2018, which information is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.1	ARMOUR Residential REIT, Inc. Amended and Restated Articles of Incorporation (1)
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation (2)
3.3	Articles of Amendment to Amended and Restated Articles of Incorporation (3)
3.4	Articles of Amendment to Articles of Amendment and Restatement (4)
3.5	Articles of Amendment to Articles of Amendment and Restatement (5)
3.6	Articles of Amendment to Articles of Amendment and Restatement (6)
3.7	ARMOUR Residential REIT, Inc. Amended and Restated Bylaws (7)
3.8	Articles Supplementary of 7.875% Series B Cumulative Redeemable Preferred Stock (8)
3.9	Articles Supplementary classifying additional shares of 7.875% Series B Cumulative Redeemable Preferred Stock (9)
3.10	Articles Supplementary classifying additional shares of 7.875% Series B Cumulative Redeemable Preferred Stock (10)
3.11	Articles Supplementary of 7.00% Series C Cumulative Redeemable Preferred Stock ¬
4.1	Specimen Common Stock Certificate (11)
4.2	Specimen 7.875% Series B Cumulative Redeemable Preferred Stock Certificate (12)
4.3	Specimen 7.00% Series C Cumulative Redeemable Preferred Stock Certificate ¬
_____________________

(1)	Incorporated by reference to Exhibit 3.4 to ARMOUR Residential REIT, Inc.’s (“ARMOUR”) Current Report on Form 8-K filed with the SEC on November 12, 2009.
(2)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current Report on Form 8-K filed with the SEC on August 8, 2011.
(3)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current report on Form 8-K filed with the SEC on December 1, 2011.
(4)	Incorporated by reference to Exhibit 3.3 to ARMOUR’s Quarterly report on Form 10-Q filed with the SEC on November 1, 2012.
(5)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current report on Form 8-K filed with the SEC on August 3, 2015.
(6)	Incorporated by reference to Exhibit 3.2 to ARMOUR’s Current report on Form 8-K filed with the SEC on August 3, 2015.
(7)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2014.
(8)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current Report on Form 8-K filed with the SEC on February 12, 2013.
(9)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current Report on Form 8-K filed with the SEC on August 31, 2017
(10)	Incorporated by reference to Exhibit 3.1 to ARMOUR’s Current Report on Form 8-K filed with the SEC on June 26, 2019.
(11)	Incorporated by reference to Exhibit 4.2 of ARMOUR’s Registration Statement on Form S-4 (Registration No. 333-160870).
(12)	Incorporated by reference to Exhibit 4.2 to ARMOUR’s Form 8-A filed with the SEC on February 12, 2013.
¬	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated: January 28, 2020

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller